EXHIBIT 99.1
NMI Holdings, Inc. Appoints Priya Huskins to Board of Directors

EMERYVILLE, Calif., Feb. 11, 2021 -- NMI Holdings, Inc., (NASDAQ:NMIH), the parent company of National Mortgage Insurance Corporation (National MI), announced today that Priya Huskins has been appointed as an independent member of its Board of Directors.
“We are delighted to welcome Priya to National MI’s Board,” said Bradley Shuster, Executive Chairman and Chairman of the Board of National MI. “As National MI continues to invest for future growth, Priya’s proven track record of executive leadership and extensive board experience will be invaluable. I am confident that her deep knowledge of the insurance industry and broad expertise will complement and enhance our already strong and diverse Board.”
Ms. Huskins is currently Senior Vice President and partner at Woodruff-Sawyer & Co., a commercial insurance brokerage firm, where she also serves as a member of its Board of Directors. Prior to joining Woodruff-Sawyer & Co., Ms. Huskins was a corporate attorney with the law firm of Wilson Sonsini Goodrich & Rosati. Ms. Huskins is a director of Realty Income Corporation, a publicly traded commercial REIT, where she serves as chair of its compensation committee and as a member of its nominating and corporate governance committee. She earned her undergraduate degree from Harvard College and a Juris Doctorate from the University of Chicago Law School.
About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH) is the parent company of National Mortgage Insurance Corporation, a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward Looking Statements
This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding National MI’s positioning for its future performance. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.

Investor Contact
Investor Contact
John M. Swenson Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417